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                                                                EXHIBIT  10.12.1


                        AMENDMENT 1 TO THE GRAFTECH INC.
                        SEVERANCE COMPENSATION AGREEMENT

The Severance Compensation Agreement is hereby amended, as of the effective date set forth therein (the "Effective Date"), in accordance with the following. Notwithstanding anything contained herein to the contrary, this amendment shall become null and void if the Effective Date does not occur on or before December 31, 2000.

1. Section 1.a.(ii) is hereby amended to read in entirety as follows:

   "(ii) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;"

2. Section 1.a.(v) is hereby amended to read in entirety as follows:

   "(v) consummation of: (x) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Corporation (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such


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            beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Corporation, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v)(x) and (v)(y) above, the divestiture of less than substantially all of the assets of the Corporation or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control of the Corporation."

3. Section 1.a.(III) is hereby amended to read in entirety as follows:

   "(III) pursuant to clause (i) or (ii) above, solely because UCAR remains the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation or increases its beneficial ownership thereof; or"

4. Section 1.a.(IV) is hereby amended to read in entirety as follows:

   "(IV) pursuant to clause (i) or (ii) above, if a "person" or "group" acquires 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation from UCAR (including, without limitation, acquisitions by reason of distributions thereof by UCAR International Inc. to its stockholders); provided, however, that a "Change in Control" of the Corporation shall be deemed to occur if thereafter the beneficial ownership of Common Stock or voting securities of the Corporation by such "person" or "group" increases by more than 1% of the then outstanding shares of Common Stock or the then outstanding voting securities of the Corporation (excluding increases due to distributions or repurchases of Common Stock or voting securities of the Corporation by the Company, and similar transactions, which have not been directly or indirectly proposed or initiated by such "person" or "group" and excluding increases by such "person" or "group" which do not result in the percentage of beneficial ownership thereof by such "person" or "group" exceeding the percentage of beneficial


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            ownership of common stock of UCAR International Inc. by such
            "person" or "group" on the Effective Date)."

5. Section 12 is hereby added to read in entirety as follows:

            "12. UCAR Severance Compensation Agreement. (1) You shall not, under any circumstances, receive or be entitled to receive, benefits under both this Agreement and the UCAR Severance Compensation Agreement ("UCAR Agreement") with respect to the same transaction or series of related transactions. You shall receive benefits under whichever of this Agreement or the UCAR Agreement applies (or most nearly applies) thereto as determined by UCAR, and hereby waive any and all rights to receive benefits under the other.

                 (2) The UCAR Agreement will terminate at the first such time as UCAR ceases to own or hold, directly or indirectly, a majority of the then outstanding Common Stock (if, at such time, you are an employee of the Company).

                 (3) UCAR shall be a third party beneficiary of the provisions contained in this Section 12. As such, the provisions contained in this
   Section 12 cannot be amended, and provisions inconsistent therewith cannot be added, without the written consent of UCAR."




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